EXHIBIT 10-C(vi)

FIFTH AMENDMENT TO

PRIORITY HEALTHCARE CORPORATION

1997 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, the Board of Directors of Priority Healthcare Corporation (the “Company”) adopted the Priority Healthcare Corporation 1997 Stock Option and Incentive Plan (the “Plan”) on August 25, 1997; and

WHEREAS, the Plan was approved by the then sole shareholder of the Company on August 25, 1997, and further approved by the shareholders of the Company for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, on May 21, 1998; and

WHEREAS, the Plan was first amended by the Board of Directors of the Company in certain respects not requiring shareholder approval, effective as of September 15, 1998; and

WHEREAS, the Plan was further amended by the Board of Directors and the shareholders of the Company effective May 10, 1999; and

WHEREAS, the Plan was further amended by the Board of Directors and the shareholders of the Company effective May 21, 2001; and

WHEREAS, the Plan was further amended by the Board of Directors and the shareholders of the Company effective May 19, 2003; and

WHEREAS, the Company now desires to further amend the Plan in certain respects not requiring shareholder approval.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 17 of the Plan is hereby amended to read in its entirety as follows:

17. Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company may, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

2. Section 18 of the Plan is hereby amended to read in its entirety as follows:

18. [RESERVED].

3. This Fifth Amendment to the Plan shall become effective upon its approval by the Board of Directors of the Company.

Approved by the Board of Directors of Priority Healthcare Corporation as of May 16, 2005